[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  EXHIBIT 10.106

                              TERMINATION AGREEMENT

        THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into as of February 5, 1999 , by and between AXYS PHARMACEUTICALS, INC. (formerly known as Arris Pharmaceutical Corporation), a Delaware corporation having a place of business at 180 Kimball Way, South San Francisco, CA 94080 ("Axys"), and PHARMACIA AND UPJOHN AB, a corporation organized and existing under the laws of Sweden having a place of business at Lindhagensgatan 133, Stockholm, Sweden ("P&U"). Axys and P&U may be referred to herein as a "Party" or, collectively, as "Parties."

                                    RECITALS

    A. Axys (under its former name Arris Pharmaceutical Corporation) and Pharmacia AB (a precursor corporation to P&U) entered into a collaboration agreement August 29, 1995, regarding inter alia use of Axys technology to identify orally active inhibitors of specific coagulation cascade enzymes (as amended, the "Collaboration Agreement").

    B. Axys and P&U now desire to terminate the Collaboration Agreement and to set forth specific the terms regarding each Party's rights and obligations upon such termination, as provided below in this Agreement.

    NOW, THEREFORE, the Parties agree as follows:

1.      DEFINITIONS

        Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the same meanings as defined in the Collaboration Agreement.

2.      TERMINATION OF THE COLLABORATION AGREEMENT

        Effective as of March 1, 1998 the ("Termination Date"), the Collaboration Agreement is terminated, and all rights and obligations of the Parties under the Collaboration Agreement are terminated except for those rights specifically identified below in this Agreement which shall survive such termination. Specific consequences of such termination are set forth below.

3.      CONSEQUENCES OF TERMINATION

        3.1 Axys hereby agrees that all obligations of P&U under the Collaboration Agreement to pay Axys research support or other amounts, including without limitation any amounts that are owed to Axys under the Collaboration Agreement, are hereby terminated, and P&U shall not be obligated to pay Axys any amounts pursuant to obligations under the Collaboration Agreement. Further, any and all obligations of P&U


                                       1.
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to use diligence to conduct any work under the Collaboration Agreement terminate. P&U hereby agrees that all obligations of Axys under the Collaboration Agreement to conduct Research are hereby terminated, and Axys shall not be obligated to account to P&U for any expenditures of any amounts paid by P&U to Axys or to make any payments to P&U based upon or under the Collaboration Agreement. Further, any and all obligations of Axys to use diligence to conduct any work under the Collaboration Agreement terminate.

        3.2 As of the Termination Date, any and all rights of P&U to use or practice the Arris Know-How, Arris Delta Technology, Arris Improvement Technology and Arris Patents shall immediately terminate and revert exclusively and solely to Axys. Commencing on the Termination Date and continuing thereafter, Axys shall have, and P&U hereby grants to Axys, the sole and exclusive right and license, with full rights to sublicense, to use and practice all Research Technology, Joint Patents, Pharmacia Patents and Pharmacia Know-How to develop, make, have made, use, import, sell and offer for sale Collaboration Products, and after the Termination Date P&U shall have no further rights thereto except as provided below. In addition, for clarity it is understood and agreed that all obligations of and limitations on the Parties under Section 2.10 of the Collaboration Agreement terminate immediately upon the Termination Date, and each Party shall be free to do research, development and commercialization work in the Field independent of and without obligation to the other Party except as specifically provided in this Agreement.

        3.3 As soon as practicable, P&U shall provide to Axys copies of all data, results, and internal study reports resulting from or developed under P&U's activities in the Research that are reasonably required by Axys to continue the work in the Field, and all compounds, reagents and physical samples that are in P&U's possession resulting from or developed under the Research and that are reasonably required by Axys to continue the work in the Field. Further, Axys shall have reasonable access to review and copy the laboratory notebooks that contain the data and results of P&U's work under the Research, to the extent reasonably required by Axys to continue the work in the Field.

        3.4 Axys hereby agrees that Axys shall pay P&U a royalty equal to [*] sales of Axys Products (as defined below) by Axys or its Affiliates or sublicensees, provided that for sales by sublicensees, such royalty shall not in any event exceed [*] of the royalties paid to Axys by such sublicensees based on sales of such Axys Products. Such royalty amounts shall be calculated and payable in the manner and for the time period comparable to that required of P&U for such Collaboration Products under the Collaboration Agreement.

        3.5 As used above, the term "Axys Products" shall mean a Collaboration Product that:


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

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               (a) contains a Collaboration Compound that was identified prior to [*] and

               (b) is sold in a country where there is an issued patent in the Arris Patents, Joint Patents or Pharmacia Patents that claims an invention that is made in the course of the Research and that relates directly to such Collaboration Product or its manufacture or use.

For clarity, it is understood and agreed that products sold in countries that do not have an issued patent as required in subsection (b) shall not be royalty bearing under Section 3.5.

        3.6 P&U shall have the right to publish or present the results of P&U's work on the Research, subject to the prior review by Axys for patentability and protection of Confidential Information. P&U shall provide Axys the opportunity to review any proposed abstracts, manuscripts or presentations that cover or include the results of the Research (the "Proposed Publication"), prior to any publication or disclosure of the information in the Proposed Publication. Axys shall respond in writing promptly and in no event later than thirty (30) days after its receipt of the Proposed Publication with either approval of the Proposed Publication or a specific statement of concern, based upon either the need to seek patent protection covering, or concern regarding competitive disadvantage arising from publication of, information in the Proposed Publication. In the event of such concern, P&U agrees not to submit such Proposed Publication for publication or make other disclosure thereof until Axys is given a reasonable period of time (not to exceed an additional thirty (30) days) to seek patent protection for any material therein and to delete from the Proposed Publication any Confidential Information upon reasonable request based upon the commercial value of the secrecy of such information. Axys shall have full rights to publish all results and information relating to the Research, subject to Axys agreement to give P&U appropriate recognition in such publications of P&U Research work or results to extent included in such publication.

        3.7 Sections 3.5, 8.1 and 10.6 and Articles 1, 7, 9 and 11 of the Collaboration Agreement shall survive the termination of the Collaboration Agreement.

4.      MISCELLANEOUS

        4.1 This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, USA, applicable to contracts entered into and to be performed wholly within the State of California, excluding conflict of laws principles.

        4.2 Any dispute arising under this Agreement shall be resolved in accordance with Section 11.12 of the Collaboration Agreement.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                       3.
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        4.3 Each Party agrees to execute, deliver and acknowledge such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        4.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



    IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their authorized officers as of the date and year first above written.

                 PHARMACIA AND UPJOHN AB

                      By: /s/  Ulf Lindqvist              /s/  Fredrik Berg
                          ----------------------------    ----------------------
                      Title:  Director R.D. Operations    Fredrik Berg
                              ------------------------    VP, Asst. Gen. Counsel
                                                          ----------------------


                 AXYS PHARMACEUTICALS, INC.

                       By: /s/  John P. Walker
                           ---------------------------
                       Title:  Chairman/CEO
                               -----------------------


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.